
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Fund IV
Financial Statements for the year ended December 31, 1995 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               DEC-31-1995
<CASH>                                       2,821,760
<SECURITIES>                                         0
<RECEIVABLES>                                   46,714
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                              606,973,
<PP&E>                                      40,176,492<F1>
<DEPRECIATION>                              22,792,555<F2>
<TOTAL-ASSETS>                              20,859,384
<CURRENT-LIABILITIES>                        1,113,994
<BONDS>                                     20,938,160<F3>
<COMMON>                                     1,193,070<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                20,859,084
<SALES>                                      7,108,711
<TOTAL-REVENUES>                             7,108,711
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             5,817,955<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                           1,311,140
<INCOME-PRETAX>                               (21,628)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                           (21,628)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                  (21,628)<F6>
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Includes apartment complexes of $39,777,834 and deferred expenses of $398,658.
<F2>Includes depreciation of $22,689,200 and amortization of deferres expenses of
$103,355.
<F3>Represents mortgage notes payable.
<F4>Reprsents total equity of General and Limited Partners of ($270,478) and
($922,592), respectively.
<F5>Includes operating expenses of $3,080,309, real estate tax expenses of
$631,057, and depreciation and amortization of $2,106,589 and minority interest of $1,244.
<F6>Net loss allocated ($216) General Partners, ($865) Original Limited Partners,
and ($20,547) to the Investor Limited Partners, for the year ended December 31, 1995. Average net income per unit of Limited Partners Interest is (.68) on 30,000 units outstanding.

